AMENDMENT NO. 12
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the “Agreement”), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
W I T N E S S E T H:
     WHEREAS, AIM Investment Securities Funds is now named AIM Investment Securities Fund (Invesco Investment Securities Fund); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Core Bond Fund	Invesco Core Bond Fund
AIM Dynamics Fund	Invesco Dynamics Fund
AIM Global Real Estate Fund	Invesco Global Real Estate Fund
AIM High Yield Fund	Invesco High Yield Fund
AIM Income Fund	Invesco Income Fund
AIM Limited Maturity Treasury Fund	Invesco Limited Maturity Treasury Fund
AIM Money Market Fund	Invesco Money Market Fund
AIM Municipal Bond Fund	Invesco Municipal Bond Fund
AIM Real Estate Fund	Invesco Real Estate Fund
AIM Short Term Bond Fund	Invesco Short Term Bond Fund
AIM U.S. Government Fund	Invesco U.S. Government Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Investment Securities Funds in the Agreement are hereby deleted and replaced with AIM Investment Securities Funds (Invesco Investment Securities Funds).

2.	Appendix A and Appendix B to the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Core Bond Fund	December 28, 2001

Invesco Dynamics Fund	April 30, 2008

Invesco Global Real Estate Fund	April 29, 2005

Name of Fund	Effective Date of Advisory Agreement
Invesco High Yield Fund	June 1, 2000

Invesco Income Fund	June 1, 2000

Invesco Limited Maturity Treasury Fund	June 1, 2000

Invesco Money Market Fund	June 1, 2000

Invesco Municipal Bond Fund	June 1, 2000

Invesco Real Estate Fund	October 29, 2003

Invesco Short Term Bond Fund	August 29, 2002

Invesco U.S. Government Fund	June 1, 2000

Invesco High Yield Securities Fund	February 12, 2010

Invesco Van Kampen Core Plus Fixed Income Fund	February 12, 2010

Invesco Van Kampen Corporate Bond Fund	February 12, 2010

Invesco Van Kampen Government Securities Fund	February 12, 2010

Invesco Van Kampen High Yield Fund	February 12, 2010

Invesco Van Kampen Limited Duration Fund	February 12, 2010

APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
Invesco Core Bond Fund

Net Assets	Annual Rate
First $500 million	0.400%
Next $500 million	0.375%
Next $1.5 billion	0.350%
Next $2.5 billion	0.325%
Over $5 billion	0.300%
Invesco Dynamics Fund

Net Assets	Annual Rate
First $350 million	0.60%
Next $350 million	0.55%
Next $1.3 billion	0.50%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%
Invesco Global Real Estate Fund
Invesco Real Estate Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Over $10 billion	0.68%

Invesco High Yield Fund

Net Assets	Annual Rate
First $200 million	0.625%
Next $300 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%
Invesco Income Fund
Invesco Municipal Bond Fund
Invesco U.S. Government Fund

Net Assets	Annual Rate
First $200 million	0.50%
Next $300 million	0.40%
Next $500 million	0.35%
Over $1 billion	0.30%
Invesco Limited Maturity Treasury Fund

Net Assets	Annual Rate
First $500 million	0.20%
Over $500 million	0.175%
Invesco Money Market Fund

Net Assets	Annual Rate
First $1 billion	0.40%
Over $1 billion	0.35%
Invesco Short Term Bond Fund

Net Assets	Annual Rate
First $500 million	0.350%
Next $500 million	0.325%
Next $1.5 billion	0.300%
Next $2.5 billion	0.290%
Over $5 billion	0.280%

Invesco High Yield Securities Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $250 million	0.345%
Next $250 million	0.295%
Next $1 billion	0.27%
Next $1 billion	0.245%
Over $3 billion	0.22%
Invesco Van Kampen Core Plus Fixed Income Fund

Net Assets	Annual Rate
First $1 billion	0.375%
Over $1 billion	0.30%
Invesco Van Kampen Corporate Bond Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $750 million	0.35%
Over $1.25 billion	0.22%
Invesco Van Kampen Government Securities Fund

Net Assets	Annual Rate
First $1 billion	0.54%
Next $1 billion	0.515%
Next $1 billion	0.49%
Next $1 billion	0.44%
Next $1 billion	0.39%
Next $1 billion	0.34%
Next $1 billion	0.29%
Over $7 billion	0.24%
Invesco Van Kampen High Yield Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $250 million	0.345%
Next $250 million	0.295%
Next $1 billion	0.27%
Next $1 billion	0.245%
Over $3 billion	0.22%
Invesco Van Kampen Limited Duration Fund
0.30% of average daily net assets”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.
AIM INVESTMENT SECURITIES FUNDS
(INVESCO INVESTMENT SECURITIES FUNDS)

Attest:	/s/ Stephen R. Rimes Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President
(SEAL)
INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President
(SEAL)